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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-71744, 33-88812, and 33-87308 of Kopin Corporation and Subsidiaries on Forms S-8 of our reports dated February 10, 1997 (March 7, 1997 as to Note 13), appearing in this Annual Report on Form 10-K of Kopin Corporation for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
March 28, 1997